UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2005

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Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On July 15, 2005, the Board of Directors of Tegal Corporation (the “Company”) approved an amendment to the Fourth Amended and Restated Outside Director Plan (the “Director Plan”) to provide that an outside director shall automatically be granted an option to purchase 100,000 shares of the Company’s common stock upon such outside director’s initial election or appointment to the Board of Directors. Previously, the Director Plan provided that outside directors were eligible to receive an automatic initial option to purchase 50,000 shares of common stock. The Board of Directors also approved an amendment to the Director Plan to provide that each outside director shall automatically be granted an option to purchase 50,000 shares of our common stock on the date of each annual meeting of the Company’s stockholders at which such outside director is re-elected to the Board of Directors. Previously, the Director Plan provided that outside directors were eligible to receive an option of 25,000 shares of our common stock on the date of each annual meeting of the Company’s stockholders at which such outside director is re-elected to the Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005	TEGAL CORPORATION
By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: Chief Executive Officer